GLOBAL CURRENTS

INVESTMENT

MANAGEMENT, LLC

CODE OF ETHICS

Effective Date: April 1, 2008

GLOBAL CURRENTS INVESTMENT MANAGEMENT, LLC

CODE OF ETHICS

I.	INTRODUCTION

A.	Individuals Covered by the Code. This Code applies to all directors, officers, employees and supervised persons of Global Currents Investment Management, LLC (“GCIM”) that are not otherwise subject to another code of ethics adopted pursuant to either Rule 17j-1 under the Investment Company Act or Rule 204a-1 under the Investment Advisers Act (“Covered Persons”).

B.	Standards of Business Conduct. This Code is based on the principle that GCIM owes a fiduciary duty to its clients, and that all Covered Persons must therefore avoid activities, interests and relationships that might (i) present a conflict of interest or the appearance of a conflict of interest with GCIM’s clients, or (ii) otherwise interfere with GCIM’s ability to make decisions in the best interests of the firm’s clients. In particular, Covered Persons must at all times comply with the following standards of business conduct:

1.	Compliance with Applicable Law. All Covered Persons must comply with the Federal Securities Laws that apply to the business of GCIM.

2.	Clients Come First. Covered Persons must scrupulously avoid serving their own personal interests ahead of the interests of clients. A Covered Person may not induce or cause a client to take action, or not to take action, for the Covered Person’s personal benefit, rather than for the benefit of the client.

3.	Avoid Taking Advantage. Covered Persons may not use their knowledge of open, executed, or pending portfolio transactions to profit by the market effect of such transactions, nor may they use their knowledge of client portfolio holdings to engage in short-term or other abusive trading in Reportable Funds.

4.	Avoid Inappropriate Relationships With Clients and Vendors. In addition, since the receipt of investment opportunities, perquisites, or gifts from persons seeking business with GCIM could call into question the exercise of a Covered Person’s independent judgment, all Covered Persons must comply with the provisions of the Code relating to these activities.

5.	Observe the Spirit of the Code. Doubtful situations should be resolved in favor of GCIM’s clients. Technical compliance with the Code’s procedures will not automatically insulate from scrutiny any personal trading or other activities that indicate an abuse of these governing principles.

C.	Duty to Report Violations. Covered Persons must promptly report all violations of this Code to the GCIM CCO.

II.	CERTAIN FIDUCIARY DUTIES

A.	Personal Trading. Covered Persons are prohibited from engaging in personal securities transactions that would violate the standards of business conduct set forth in Section I.B above. Without limiting the generality of the foregoing, all Covered Persons are subject to and shall abide by the GCIM Policies and Procedures on Personal Trading Activities attached hereto as Exhibit A.

B.	Confidentiality; Informational Barriers. Covered Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of GCIM’s clients, except to persons whose responsibilities require knowledge of the information. Without limiting the generality of the foregoing, all Covered Persons are subject to and shall abide by the GCIM Information Barriers Policy attached hereto as Exhibit B.

C.	Gifts and Business Entertainment. Covered Persons are prohibited from giving or accepting gifts and business entertainment that might (i) present a conflict of interest or the appearance of a conflict of interest with GCIM’s clients, or (ii) otherwise interfere with the Covered Person’s or GCIM’s ability to make decisions in the best interests of the firm’s clients. Without limiting the generality of the foregoing, all covered Persons are subject to and shall abide by the GCIM Policies and Procedures on Gifts and Entertainment attached hereto as Exhibit C.

D.	Undue Influence. Covered Persons may not cause or attempt to cause any client to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Covered Person. If a Covered Person stands to benefit materially from an investment decision for a client, and the Covered Person is making or participating in the investment decision, then the Covered Person must disclose the potential benefit to those persons with authority to make investment decisions for the client (or, if the Covered Person in question is a person with authority to make investment decisions for the client, to the GCIM CCO). The person to whom the Covered Person reports the interest, in consultation with the GCIM CCO, must determine whether or not the Covered Person will be restricted in making or participating in the investment decision.

E.	Outside Business Activities. No Covered Person may engage in outside business activities or serve on the board of directors of a publicly-held company absent prior written authorization by the GCIM Management Committee in accordance with the procedures set forth in Exhibit D.

F.	Material Non-Public Information Regarding Issuers. Covered Persons are prohibited from trading in any Security (or Equivalent Instrument) at a time when the Covered Person possesses material nonpublic information regarding the Security or the issuer of the Security. Without limiting the generality of the foregoing, all Covered Persons are subject to and shall abide by the GCIM Policies and Procedures on Insider Trading and Chinese Wall Procedures attached hereto as Exhibit E.

G.	Political Contributions. Covered Persons are prohibited from making political contributions for the purpose of obtaining or retaining GCIM or its affiliates as investment advisers. Covered Persons are specifically prohibited from making political contributions to any person who may influence the selection or retention of an investment adviser by a government entity. Covered Persons will be required to certify annually that they have and will comply with this provision.

III.	COMPLIANCE WITH THE CODE OF ETHICS

A.	Initial and Annual Acknowledgement, Disclosure and Certification.

1.	Within ten (10) days of becoming a Covered Person under this Code, each Covered Person must acknowledge that he or she has received and reviewed a copy of the Code, and has disclosed all Securities in which such Covered Person has a Beneficial Interest (as such terms are defined in Exhibit A).

2.	Thereafter, on an annual basis, each Covered Person shall give the same acknowledgments and, in addition, shall certify that he or she has complied with all applicable provisions of the Code.

3.	Such acknowledgments and certifications shall be provided in the form of the Acknowledgment of Receipt of Code of Ethics, Personal Holdings Report and Annual Certification attached hereto as Exhibit F.

B.	Surveillance. The GCIM CCO shall be responsible for maintaining a surveillance program reasonably designed to monitor the activities of all Covered Persons for compliance with the provisions of this Code and for investigating any suspected violation of the Code.

1.	The GCIM CCO shall report the results of each such investigation to the GCIM Management Committee. The GCIM Management Committee is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code.

2.	Notwithstanding the foregoing, GCIM hereby delegates to the Legg Mason Legal and Compliance Department responsibility for monitoring the Legg Mason Access Persons’ compliance with the Legg Mason Code of Ethics and for enforcing the provisions of the Legg Mason Code of Ethics against such Persons.

C.	Remedies

1.	Authority. The GCIM Management Committee has authority to determine the remedy for any violation of the Code, including appropriate disposition of any monies forfeited pursuant to this provision. In exercising such authority, the GCIM Management Committee may delegate authority to determine remedies to a representative of the GCIM CCO; however, all such determinations will be subject to review and approval by the GCIM Management Committee. Failure to promptly comply with any remedies directive may result in the imposition of additional sanctions.

2.	Sanctions. If the GCIM Management Committee determines that a Covered Person has committed a violation of the Code, the Committee may impose sanctions and take other actions as it deems appropriate, including a verbal warning, a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the Security and Exchange Commission, criminal referral, and termination of employment of the violator for cause. The GCIM Management Committee may also require the Covered Person to reverse the transaction in question and forfeit any profit or absorb any loss associated or derived as a result. The amount of profit shall be calculated by the GCIM Management Committee. No member of the GCIM Management Committee may review his or her own transaction. The GCIM Management Committee can delegate authority to deal immediately with questions regarding, or violations of, the Code to a representative of the GCIM CCO.

3.	Availability of Reports. All information supplied pursuant to this Code may be made available for inspection to: (i) the GCIM CCO, (ii) the GCIM Management Committee, (iii) the Covered Person’s department manager (or designees), (iv) the Board of Directors of GCIM, (v) the Legg Mason Legal and Compliance Department, (vi) the Chief Compliance Officer of any affected Reportable Fund, (vii) the Board of Directors of any affected Reportable Fund, (viii) any party to which any investigation is referred by any of the foregoing, (ix) the Security and Exchange Commission, (x) any self-regulatory organization of which GCIM is a member, (xi) any state Security commission, and (xii) any attorney or agent of the foregoing or of the Reportable Funds.

D.	Exceptions to the Code. Although exceptions to the Code will rarely be granted, the GCIM Management Committee may grant exceptions to the requirements of the Code on a case-by-case basis if the GCIM Management Committee finds that the proposed conduct involves negligible opportunity for abuse. All such exceptions must be in writing. In exercising such authority, the GCIM Management Committee may delegate authority to grant exceptions to the Code to a representative of the GCIM CCO. However, all such determinations will be subject to review and approval by the GCIM Management Committee.

IV.	DEFINED TERMS

When used in the Code, the following terms have the meanings set forth below:

“Code” means this Code of Ethics, as the same may be amended from time to time.

“Covered Person” means any director, officer, employee or supervised person of GCIM that is covered by this Code in accordance with the provisions of Section I.A hereof. Notwithstanding anything herein to the contrary, the term “Covered Person” does not include any individuals covered under the Legg Mason & Co., LLC Code of Ethics, including, without limitation, (i) the Legg Mason representatives on the GCIM Board of Directors, and (ii) any other employees of Legg Mason & Co., LLC who may be considered GCIM “access persons,” as such term is defined in Rule 204a-1 under the Investment Advisers Act (collectively, the “Legg Mason Access Persons”).

“Federal Securities Laws means the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, as amended (the “Investment Company Act”), the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to GCIM and any Reportable Funds, and any rule adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

“Legg Mason” means Legg Mason, Inc.

“GCIM means Global Currents Investment Management, LLC

“GCIM CCO” means the Chief Compliance Officer of GCIM and/or his or her designees.

“GCIM Management Committee” means the management committee of GCIM, as the same may be constituted from time to time.

POLICIES AND PROCEDURES

Exhibit A

GLOBAL CURRENTS INVESTMENT MANAGEMENT, LLC

POLICIES AND PROCEDURES ON

PERSONAL TRADING ACTIVITIES

It is the policy of GCIM that all Covered Persons shall avoid any activities in connection with their personal securities trades that conflict with the Standards of Business Conduct set forth in Section I.B of GCIM’s Code of Ethics. Consistent with this governing principle, all Covered Persons are subject to and shall abide by the following policies and procedures (the “Personal Trading Policy”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the GCIM Code of Ethics.

I.	Prohibited Securities Transactions. Covered Persons are prohibited from engaging in the following types of personal trading activities:

A.	Inside Information. Any Securities Transaction in a Security (or Equivalent Instrument) at a time when the Covered Person possesses material nonpublic information regarding the Security or the issuer of the Security.

B.	Market Manipulation. Securities Transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading.

C.	Front-Running. Any purchase or sale of a Security (or Equivalent Instrument) at a time when such Covered Person is in possession of non-public information to the effect that GCIM is or may be considering a purchase or sale of such Security on behalf of its clients.

D.	Market Timing. Securities Transactions involving the use of a Covered Person’s knowledge of the portfolio holdings of a Reportable Fund to engage in any short-term or other abusive trading strategy involving such Fund.

E.	Legg Mason, Inc. Stock. Any transaction in Legg Mason securities (or an Equivalent Instrument) that is not in compliance with the Legg Mason, Inc. Policies and Procedures Regarding Acquisitions and Dispositions of Legg Mason Securities, as the same may be amended from time to time. A copy of this Policy may be found on the Legg Mason website at http://lmex/compliance/compliance/pdf/Personal_Trading_FAQ_March2007.pdf.

F.	Others. Any other Securities Transaction deemed by the GCIM CCO to involve a potential conflict of interest, possible diversions of corporate opportunity, or an appearance of impropriety.

II. Trading Restrictions in Individual Securities.

A.	Restricted Securities Transactions. Securities Transactions in which Covered Persons have or acquire a Beneficial Interest are subject to the following trading restrictions:

1.	Seven-Day Blackout. Any purchase or sale of a Security by a Covered Person within seven calendar days of a purchase or sale of the same Security (or Equivalent Instrument) by an account managed by GCIM.

2.	60-Day Blackout. (1) The sale of a Security in which a Covered Person has a Beneficial Interest within 60 days of a purchase of the Security (or an Equivalent Instrument) in which such Covered Person had a Beneficial Interest, or (2) the purchase of a Security in which a Covered Person thereby acquires a Beneficial Interest within 60 days of a sale of the Security (or an Equivalent Instrument) in which such Covered Person had a Beneficial Interest, if, in either case, an account managed by GCIM held the same Security at any time during the 60 day period prior to the Securities Transaction; unless the Covered Person agrees to give up all profits on the Securities Transaction in accordance with the procedures set forth in Section III.C.2 of the Code. Of course, Covered Persons must place the interests of GCIM’s clients first; they may not avoid or delay purchasing or selling a security for a client in order to profit personally.

B.	Pre-Clearance Requirements. Unless an exemption applies, any Securities Transaction in which a Covered Person has or acquires a Beneficial Interest must be pre-cleared with the GCIM CCO in accordance with the following procedures.

1.	General Procedures. A request for Pre-Clearance must be made using the “Pre-Clearance Form” in advance of the contemplated transactions. The “Pre-Clearance Form” attached as Appendix 1 shall be used for this purpose. Each request for pre-clearance shall be reviewed by the GCIM CCO or his/her designee (who may have no personal interest in the subject transaction) for compliance with the provisions of this Code. No order for a Securities Transaction for which pre-clearance authorization is required may be placed before such Securities Transaction has been authorized by the GCIM CCO in accordance with the these procedures.

2.	Length of Trade Authorization Approval. The authorization provided by the GCIM CCO is effective until the earlier of (i) its revocation by the GCIM CCO, (ii) the close of business on the trading day on which the authorization is granted, or (iii) the moment the Covered Person learns that the information provided to the GCIM CCO is not accurate.

a.	If the order for a Securities Transaction is not placed within that period, a new authorization must be obtained before the Securities Transaction can be placed.

b.	If the Securities Transaction is placed but has not been executed before the authorization expires (as, for example, in the case of a limit order), no new authorization is necessary unless the person placing the original order for the Securities Transaction (a) amends it in any way (including changing the size of the order), or (b) learns that the information provided to the GCIM CCO is not accurate.

3.	De Minimis Transactions. Pre-clearance will generally be granted for a Securities Transaction (or series of Securities Transactions) that involves 1000 shares or less of an equity security executed over a 30-day period if the issuer of the Security has a market capitalization of $5 billion or more. Under no circumstances may a Covered Person enter into a Securities Transaction, even if de minimis as defined herein, if: (i) the Covered Person is in possession of material non-public information regarding the Security or the issuer of the Security; (ii) the Covered Person knows that GCIM is or may be considering a purchase or sale of such Security (or an Equivalent Security) on behalf of a client; (iii) the Covered Person knows that GCIM is in the process of acquiring or selling that Security (or an Equivalent Security) on behalf of a client; or (iv) the transaction would violate the prohibition on short-term trading set forth above in Section II.A.4.

4.	No Explanation Required for Refusals. In some cases, the GCIM CCO may refuse to authorize a Securities Transaction for a reason that is confidential. The GCIM CCO is not required to give an explanation for refusing to authorize any Securities Transaction.

C.	Exemptions. Notwithstanding the foregoing, the following types of Securities Transactions are exempt from the pre-clearance requirements and trading restrictions of this Section II.

1.	Mutual Funds, 529 Plans and ETFs. Any purchase or sale of a Security issued by (i) any registered open-end investment companies, (ii) College Savings Plans established under Section 529(a) of the Internal Revenue Code known as “Section 529 Plans”, or (iii) any exchange-traded fund (“ETF”) other than a closed-end ETF. However, transactions in Proprietary Funds are subject to the additional trading restrictions set forth in Section II.C below, and all Securities Transactions in Reportable Funds and ETFs must be reported to the GCIM CCO pursuant to Section II.D below.

2.	Managed Accounts. Securities Transactions in a Managed Account, as defined herein.

3.	Certain Corporate Actions. Any acquisition or disposition of Securities pursuant to the following types of corporate actions:

a.	Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities.

b.	Any acquisition of Securities through the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent the rights were acquired in the issue.

c.	Any disposition of a Security through a tender offer, mandatory call or other corporate action equally available to all holders of such Security (or class of Security).

4.	Automatic Investment Plans. Any Securities Transaction pursuant to an Automatic Investment Plan, as defined herein, or similar arrangement approved by the GCIM CCO.

5.	Options-Related Activity. Any acquisition or disposition of a security in connection with an option-related Securities Transaction that has been previously approved pursuant to the Code. For example, if a Covered Person receives approval to write a covered call, and the call is later exercised, the pre-clearance requirements and trading restrictions of this Code are not applicable to the sale of the underlying security.

6.	Other Exempt Securities Transactions. Any Securities Transaction involving the following types of Securities:

a.	direct obligations of the Government of the United States;

b.	bankers acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

c.	such other Securities as may from time to time be designated in writing by the GCIM Management Committee on the ground that the risk of abuse is minimal or non-existent.

III.	Trading Restrictions in Proprietary Funds.

A.	60-Day Holding Period. No Covered Person may redeem (or exchange out of) shares of a Proprietary Fund in which the Covered Person has a Beneficial Interest within sixty (60) calendar days of a purchase of (or exchange into) shares of the same Proprietary Fund for the same account, including any individual retirement account or 401(k) participant account.

B.	Exemptions: The following Securities Transactions involving Proprietary Funds are exempt from the sixty-day holding period set forth in this Section III:

1.	Money Market Funds. Securities Transactions in any Proprietary Funds that are money market funds.

2.	Managed Accounts. Securities Transactions in a Managed Account, as defined herein.

3.	Automatic Investment Plans. Any Securities Transaction pursuant to an Automatic Investment Plan, as defined herein, or similar arrangement approved by the GCIM CCO.

4.	Non-Material 401(k) Account Reallocations. Reallocations of a Covered Person’s current holdings in his or her 401(k) participant account as long as this reallocation does not materially alter (by more than $5000) the portion of the account that is invested in a particular Proprietary Fund.

IV.	Pre-Approval of Investments in Initial Public Offerings and Private Placements.

A.	Notwithstanding anything herein to the contrary, Covered Persons are prohibited from acquiring a Beneficial Interest in a Security through an Initial Public Offering (other than a new offering of securities issued by a registered open-end investment company) or Private Placement (including, without limitation, investments in hedge funds) without the prior written approval of the GCIM CCO.

B.	Requests for such approval shall be submitted to the GCIM CCO using the Request for Approval Form attached hereto as Appendix 2.

V.	Reporting Requirements.

A.	Duplicate Periodic Statements and Confirms. Except as provided in Sub-Section B below, a Covered Person must arrange for the GCIM CCO to receive directly from any broker-dealer, bank or other financial intermediary that effects any Securities Transaction in which the Covered Person has or acquires a Beneficial Interest, duplicate copies of each confirmation for each such transaction and periodic statements for each account in which such Covered Person has a Beneficial Interest. Attached as Appendix 3 is a form letter that may be used to request such documents from such entities.

1.	Securities Transaction reports must be provided to the GCIM CCO no later than 10 days after the close of each calendar quarter.

2.	If a Covered Person is not able to arrange for duplicate confirmations and periodic statements to be sent, the Covered Person must cease trading in the affected Security account and immediately notify the GCIM CCO.

B.	Exemptions for Managed and Mutual Fund-Only Accounts. Notwithstanding the foregoing, Covered Persons will not be required to arrange for the delivery of duplicate confirmation and periodic statements for any Mutual Fund-Only and Managed Accounts in which a Covered Person has a Beneficial Interest, provided that:

1.	for each such Managed Accounts or Mutual Fund-Only Account in which he/she has a Beneficial Interest, a Covered Person must complete a certification in the forms attached hereto as Appendixes 4 or 5, respectively, and

2.	the GCIM CCO may request that the Covered Person provide copies of any confirmation or periodic statements with respect to such accounts at any time at his/her discretion.

C.	New Reportable Accounts. If a Covered Person opens a new reportable account that has not been previously disclosed, the Covered Person must immediately notify the GCIM CCO in writing of the existence of the account and make arrangements to comply with the requirements set forth herein.

D.	Disclaimers. Any report of a Securities Transaction for the benefit of a person other than the Covered Person making such report may contain a statement to the effect that the report should not be construed as an admission for tax or any other purposes by the person making the report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

VI.	Defined Terms

“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

“Beneficial Interest” means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Security.

A Covered Person is deemed to have a Beneficial Interest in the following:

(1)	any Security owned individually by the Covered Person;

(2)	any Security owned jointly by the Covered Person with others (for example, joint accounts, spousal accounts, partnerships, trusts and controlling interests in corporations); and

(3)	any Security in which a member of the Covered Person’s Immediate Family has a Beneficial Interest if:

a.	the Security is held in an account over which the Covered Person has decision making authority (for example, the Covered Person acts as trustee, executor, or guardian); or

b.	the Security is held in an account for which the Covered Person acts as a broker or investment adviser representative.

A Covered Person is presumed to have a Beneficial Interest in any Security in which a member of the Covered Person’s Immediate Family has a Beneficial Interest if the Immediate Family member resides in the same household as the Covered Person.

Any uncertainty as to whether a Covered Person has a Beneficial Interest in a Security should be brought to the attention of the GCIM CCO. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of “beneficial owner” found in Rules 16a-1(a) (2) and (5) promulgated under the Exchange Act.

“Equivalent Instrument” means any security issued by the same entity as the issuer of a subject Security, including options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, bonds, and other obligations of that company or security otherwise convertible into that security. Options on Securities are included even if, technically, they are issued by the Options Clearing Corporation or a similar entity.

“Immediate Family” of a Covered Person means any of the following persons:

child	grandparent	son-in-law
stepchild	spouse	daughter-in-law
grandchild	sibling	brother-in-law
parent	mother-in-law	sister-in-law
stepparent	father-in-law

Immediate Family includes adoptive relationships and other relationships (whether or not recognized by law) that the GCIM CCO determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety, which this Code is intended to prevent.

“Initial Public Offering” means an offering of Securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Exchange Act.

“Managed Account” means an account where a Covered Person has no knowledge of the transaction before it is completed (for example, transactions effected for a Covered Person by a trustee of a blind trust, or discretionary trades made by an investment manager retained by the Covered Person, in connection with which the Covered Person is neither consulted nor advised of the trade before it is executed).

“Mutual Fund-Only Account” means a Securities account or account held directly with a mutual fund that holds only non-Reportable Funds and in which no other type of Securities may be held. For purposes of this Code, a Mutual Fund-Only Account includes a 529 plan account that holds only non-Reportable Funds and in which no other type of Securities may be held.

“Private Placement” means an offering of Securities that is exempt from registration pursuant to Section 4(2) or Section 4(6) of the Securities Act, or pursuant to Rules 504, 505 or 506 of Regulation D under the Securities Act.

“Proprietary Fund” means an open-end investment company registered under the Investment Company Act (or any portfolio or series thereof, as the case may be) that is part of one of the fund families sponsored by Legg Mason or its affiliates, including the fund families known as the Legg Mason Partners Funds and the Legg Mason Funds.

“Reportable Fund” means (a) any fund registered under the Investment Company Act for which a Legg Mason investment adviser subsidiary serves as an investment adviser, or (b) any fund registered under the Investment Company Act whose investment adviser or principal underwriter is controlled by or under common control with Legg Mason. For purposes of this definition, “investment adviser” has the same meaning as it does in section 2(a)(20) of the Investment Company Act, and “control” has the same meaning as it does in Section 2(a)(19) of the Investment Company Act.

“Securities Transaction” means the purchase, sale, redemption or other transaction in a Security in which a Covered Person has or acquires a Beneficial Interest.

“Security ” includes any instrument that may be considered a security for purposes of the Federal Securities Laws, stocks, notes, bonds, debentures, and other evidences of indebtedness (including loan participations and assignments), bank loans, limited partnership interests, investment contracts, or investment company shares. The term “Security” also includes any derivative instruments on any the foregoing, such as futures, swaps, options and warrants, whether or not such instrument might be considered a “security” for purposes of the Federal Securities Laws.

Appendix 1

GLOBAL CURRENTS INVESTMENT MANAGEMENT, LLC

PRE-CLEARANCE FORM

Covered Persons must complete this Pre-Clearance Form prior to engaging in any personal securities transaction (unless exempted by the GCIM Policies and Procedures on Personal Securities Transactions (the “Personal Trading Policy”). All capitalized terms used herein have the same meaning as defined in the Personal Trading Policy.

1.	Name of Covered Person:
.

2.	Account Title: .

3.	Name of Security: .

4.	Maximum number of shares or units to be purchased or sold, or amount of bond: .

5.	Name and phone number of broker to effect transaction: .

6.	Check applicable boxes: Purchase ☐ Sale ☐ Market Order ☐ Limit Order ☐

7.	In connection with the proposed transaction described herein, I hereby make the following representations and warranties (check all that apply):

a.	All Transactions:

☐	In connection with the proposed transaction described herein, I am not:

1.	employing any device, scheme or artifice to defraud GCIM’s clients,

2.	making any untrue statement of a material fact or omitting to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading,

3.	engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on GCIM’s clients, or

4.	engaging in any manipulative practice with respect to GCIM’s clients.

☐	In connection with the proposed transaction described herein, I am not in possession of any information to the effect that (i) a GCIM investment manager is or may be considering an investment in or sale of such Security on behalf of its clients or (ii) has or may have an open order in such Security on behalf of its clients.

☐	I do not posses any material nonpublic information regarding the Security or the issuer of the Security.

b.	Mutual Fund Transactions Only:

☐	In connection with the proposed transaction described herein, I am not using any knowledge I may have of the portfolio holdings or investment activities of a Reportable Fund to engage in any short-term or other abusive trading strategy involving such Fund that may conflict with the best interest of the Fund and its shareholders.

☐

If the proposed transaction involves a Proprietary Fund, the proposed transaction described herein does not involve any sale (or exchange out of) shares of the Proprietary Fund in within sixty (60) calendar days of a purchase of (or exchange into) shares of the same Proprietary Fund for the same account unless an exemption under the Personal Trading Policy applies.

Representation and Signature

By executing this form, I represent that the information that I have provided herein is true and accurate to the best of my belief. I understand that pre-clearance will only be in effect until the earlier of (i) the close of business on the trading day on which the authorization is granted, (ii) its revocation by the GCIM CCO, or (iii) the moment I learn that the information provided to the GCIM CCO in this Pre-Clearance Form is not accurate.

	______________________________	_____________
Employee Name (please print)	Employee Signature	Date

Disposition of Pre-clearance Request

Approved	______________________________	_____________
Denied	Compliance Officer	Date Time

Appendix 2

REQUEST FOR APPROVAL TO INVEST IN AN

INITIAL PUBLIC OFFERING OR A PRIVATE PLACEMENT

Pursuant to Section III of the Global Currents Investment Management, LLC Polices and Procedures on Personal Securities Transactions (the “Personal Trading Policy”), I hereby request that the GCIM CCO grant approval to acquire a Beneficial Interest in the following Reportable Security(ies) through an Initial Public Offering or Private Placement:

Reportable Security Name(s)

______________________________________________________________________________________________

______________________________________________________________________________________________

Instructions:

•	Please attach a copy of the applicable prospectus, private placement memorandum or other relevant offering document

2.	In making this request of the GCIM CCO, I hereby certify to the following:

a.	To the best of my knowledge, if approved, my purchase will not misappropriate an investment opportunity that was or should have been first offered to any clients of GCIM;

b.	I am not receiving a personal benefit, in the form of this opportunity to invest in this Initial Public Offering or Private Placement, for directing client business or brokerage for GCIM, or by virtue of my position as an employee of GCIM; and

c.	I am not aware that GCIM intends to purchase on behalf of its clients the above-named Reportable Security in the same Initial Public Offering or Private Placement as the one in which I am investing.

3.	I agree that if any of the certifications provided in this letter should change or cease to be true, I will notify you immediately.

By,

Name:
[BENEFICIAL OWNER]

Appendix 3

FORM LETTER TO REQUEST DUPLICATE CONFIRMATIONS AND

PERIODIC STATEMENTS FROM FINANCIAL INTERMEDIARIES

[Date]

[Name]

[Address]

Subject: Account #

Dear                         :

My employer, Global Currents Investment Management, LLC, is an investment adviser that is registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Pursuant to my employer’s Code of Ethics and Rule 204a-1 under the Advisers Act, please send duplicate confirmations of individual transactions as well as duplicate periodic statements for the referenced account directly to:

(Name and Address of Individual Responsible

for Reviewing Periodic Holdings and Transaction Reports)

Thank you for your cooperation. If you have any questions, please contact me or [Name of Individual Responsible for Reviewing Periodic Holdings and Transaction Reports] at                                         .

Sincerely,

(Name of Covered Person)

Appendix 4

CERTIFICATE FOR MANAGED ACCOUNTS

To: [GCIM CCO]

Pursuant to Section V.B of the Global Currents Investment Management, LLC Policies and Procedures on Personal Trading Activities (the “Personal Trading Policy”), I hereby certify as follows:

(1)	The following securities accounts in which I have a Beneficial Interest are Managed Accounts, as such term is defined in Section VI of the Personal Trading Policy:

Account Name	Account Number	Firm

(2)	I do not have or exercise any investment discretion over the investments held in the Accounts. In particular, I have no knowledge of, and am neither consulted nor advised of, any trades on my behalf in the Accounts before they are executed.

(3)	I acknowledge that I will be required to disclose all Managed Accounts in which I have a Beneficial Interest to you annually, and to make statements for the Managed Accounts available for review upon your request.

(4)	I agree that complete submission of this certification shall be binding upon me.

(5)	I agree that if any of the certifications provided in this letter should change or cease to be true, I will notify you immediately.

(6)	To verify the information contained in this certification, I authorize the GCIM CCO to contact the manager of my accounts, whose name, title and contact information are as follows:

Manager Name:

Firm:

Telephone Number:

E-mail:

By,

Name:

[BENEFICIAL OWNER]

Appendix 5

CERTIFICATE FOR MUTUAL FUNDS-ONLY ACCOUNTS

To: [GCIM CCO]

Pursuant to GCIM’s Policies and Procedures on Personal Trading Activities (the “Personal Trading Policy”):

1.	I hereby certify that the following securities accounts are Mutual Funds-Only Accounts, as such term is defined in Section VI of the Personal Trading Policy:

Account Name	Account Number	Firm Name

2.	I acknowledge that I will be required to disclose all Mutual Fund-Only Accounts in which I have a Beneficial Interest to you annually, and to make statements for the Mutual Fund-Only Accounts available for review upon your request.

3.	I agree that complete submission of this certification shall be binding upon me.

4.	I agree that if any of the certifications provided in this letter should change or cease to be true, I will notify you immediately.

By,

Name:

   [BENEFICIAL OWNER]

Exhibit B

GLOBAL CURRENTS INVESTMENT MANAGEMENT, LLC

INFORMATION BARRIERS:

SHARING INVESTMENT-RELATED INFORMATION

Please be aware that “Information Barriers” exist between the employees of Global Currents Investment Management, LLC (“GCIM” or the “Firm”) and the officers, directors, or employees of Legg Mason or any of its affiliates (collectively, “Affiliates”). These barriers also referred to as a “Chinese Wall” are designed to prevent the dissemination/disclosure of material, non-public (i.e., inside), confidential and proprietary information and to ensure that it does not and will not consult or enter into agreements with Affiliates regarding voting, acquisition, or disposition of any securities owned by its clients.

GCIM, a subsidiary of Legg Mason, independently and exclusively maintains and exercises authority to vote, acquire, and dispose of securities for its discretionary investment management clients, unless otherwise required by rule, regulation, or law. In exercising this authority, GCIM does not consult or enter into agreements with officers, directors, or employees of Legg Mason or any of its Affiliates, regarding the voting, acquisition, or disposition of any securities owned by its investment management clients, and it intends to continue to conduct its business in a similar manner.

GCIM has adopted the following policies and procedures to ensure that it does not and will not consult or enter into agreements with Affiliates regarding voting, acquisition, or disposition of any securities owned by its investment management clients.

Under ordinary circumstances, GCIM’s portfolio managers: (a) have exclusive authority to make voting and investment decisions with respect to securities held by the firm’s investment management clients; (b) make all voting and investment decisions independently and without the participation of officers, directors, or employees of Affiliates; and (c) do not attempt to influence the voting or investment decisions to be made with respect to securities held by clients of Affiliates. All exceptions to this policy must be approved by GCIM’s Compliance Department. The Firm’s Compliance Department will maintain records of each exception in a file available for inspection by the Asset Management Group of Legg Mason’s Compliance Department.

GCIM has established and will implement procedures designed to limit the flow of information to and from Affiliates relating to the voting and disposition of client securities.

1.	Procedures

a.	Establishment of Informational Barriers. The Firm will maintain the following informational barriers:

i.	Except in circumstances where GCIM has been retained to provide management services for a client of an Affiliate (e.g., retention as a sub-adviser), GCIM will not share its client holdings reports or proxy voting records with individuals responsible for making voting or investment decisions (“Security Personnel”) for Affiliates, nor will GCIM request such data from Affiliates.

ii.	GCIM will instruct its Investment Personnel to refrain from communicating its investment intent or voting intent with respect to specific securities held by the firm’s clients during communications with Security Personnel of Affiliates.

B-1

iii.	GCIM will not permit Security Personnel of Affiliates to serve as members of the firm’s Security Committee, nor will it permit its Security Personnel to serve as members of an investment committee established by Affiliates.

iv.	GCIM’s traders will not coordinate orders for the firm’s clients with trades for clients of Affiliates.

v.	GCIM will provide a copy of these policies and procedures to all of its Security Personnel.

b.	Permitted Sharing of Information. The informational barriers are not intended to prevent the free flow of information that could be classified as investment research or investment recommendations, nor are they intended to prevent GCIM from discussing its investment philosophy or its analysis of securities with officers, employees, or Security Personnel of Affiliates.

The firm may also provide client holdings reports and reports describing its proxy voting record to management and administrative personnel employed by Affiliates; provided (i) such persons are not involved with voting or investment decisions and the firm’s Compliance Department has approved the delivery of such information, including the specific recipients; or (ii) the public disclosure of such holdings reports or proxy voting records is required by rule, regulation, or law.

2.	Administration and Assessment of Informational Barriers

a.	GCIM’s Compliance Department will administer the maintenance of the informational barriers and will maintain all records necessary to establish that the firm remains in compliance with its policies and procedures. GCIM’s Compliance Department must approve any exception to the policies and procedures described above and maintain a record describing the reasons for and conditions applicable to such approval. These records will be made available for inspection by the Asset Management Group of Legg Mason’s Compliance Department.

b.	Any questions regarding the application of these policies and procedures should be addressed to your Manager and the Compliance Department.

c.	GCIM’s Compliance Department will also coordinate with the Asset Management Group of Legg Mason’s Legal and Compliance Department to schedule periodic assessments of the operation of the Firm’s policies and procedures established to prevent the flow of information to and from affiliates relating to voting, acquisition, and disposition of client securities.

B-2

Exhibit C

GLOBAL CURRENTS INVESTMENT MANAGEMENT, LLC

POLICIES AND PROCEDURES ON

GIFTS AND BUSINESS ENTERTAINMENT

It is the policy of Global Currents Investment Management, LLC (“GCIM”) that all Covered Persons shall not give or receive gift or business entertainment that would be inconsistent with the Standards of Business Conduct set forth in Section I.B of GCIM’s Code of Ethics. Consistent with this governing principle, all Covered Persons are subject to and shall abide by the following policies and procedures (the “Gifts and Entertainment Policy”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the GCIM Code of Ethics. In addition, any Covered Persons who hold FINRA (previously known as NASD) securities licenses which are held by or carried in the name of Legg Mason Investor Services, LLC (“LMIS”), a registered broker-dealer, must follow the procedures as set forth below in Item 3.

1.	Scope. For purposes of this Gifts and Entertainment Policy, the terms “gifts” and “business entertainment” are intended to be construed broadly and include accepting anything of value, including meals, lodging, travel, cash, security, merchandise, loans and expense reimbursements, except to the extent specifically excluded below. Note that these terms include anything of value provided directly or indirectly, e.g., anything provided to a Covered Person on behalf of the third party from whatever source.

a.	For an item to be considered “business entertainment,” the vendor must be present at the event/meal and there must be an opportunity to discuss matters relating to GCIM’s business. For example, if a Covered Person receives theater tickets from a vendor, the tickets are “business entertainment” only if the vendor attends the event and there is an opportunity to discuss business matters. If not, the tickets should be treated as a “gift” for purposes of this Gifts and Entertainment Policy and subject to the limitations set forth below.

b.	The following items are not considered to be “gifts” or “business entertainment” for purposes of this Gifts and Entertainment Policy:

(i)	Usual and customary promotional items (e.g., T shirts, caps, or pens marked with the vendor’s logo);

(ii)	Items of nominal value (i.e., $25 or less);

(iii)	Food items consumed on GCIM’s premises (e.g., popcorn, cookies); or

(iv)	Usual and customary gifts given to or by Covered Persons based on a personal relationship (e.g., the vendor and Covered Person have a family relationship).

c.	All questions regarding interpretation of this Gifts and Entertainment Policy shall be referred to the GCIM CCO, who shall be responsible for resolving interpretations under Policy and communicating such matters to Covered Persons as necessary.

2.	Policies and Procedures. Covered Persons are permitted to give and accept gifts and business entertainment only in compliance with the policies and procedures set forth below.

C-1

a.	Accepting Gifts and Business Entertainment. Covered Persons may give or accept gifts from clients or vendors provided that the fair market value of all gifts given or received from the client or vendor, as the case may be, during a calendar year is equal to or less than $250. Covered Persons may not give or accept a gift with a fair market value in excess of that amount without the prior written approval of the GCIM CCO.

(i)	Covered Persons may give or accept business entertainment that is reasonable under the circumstances and not excessive in either amount or frequency.

(ii)	Covered Persons should use reasonable judgment in estimating the value of any gifts given or received. Any questions about the fair market value of a gift should be referred to the GCIM CCO.

b.	Cash and Cash Equivalents. Covered Persons may not accept a gift of cash or a cash-equivalent (e.g., a gift certificate) in any amount.

c.	Solicitation of Gifts. Under no circumstances may Covered Persons solicit a gift from a client or vendor.

3.	Covered Persons who are FINRA registered. In addition to the requirements specified above, Covered Persons must follow those FINRA requirements contained in the LMIS Policies and Procedures Manual.[1]

The LMIS Policies and Procedure Manual can be found at:

http://lmex/compliance/companies/pdf/LMIS Compliance Manual%20 Updated 8.22.07.pdf

Where there is a difference between a GCIM Policy and the LMIS Policies and Procedures Manual, Covered Persons should follow the more conservative approach.

[1]	The LMIS Policies and Procedures Manual covers a variety of requirements in addition to its policies on gifts and entertainment.

C-2

Exhibit D

GLOBAL CURRENTS INVESTMENT MANAGEMENT, LLC

POLICIES AND PROCEDURES ON

OUTSIDE BUSINESS ACTIVITIES

Employees of GCIM must act in the best interests of GCIM and its clients. A conflict of interest may occur when an employee’s personal interests interfere with, or appear to interfere with, the interests of GCIM or its clients. The overarching principle is that the personal interests of an employee must not be placed improperly before the interests of GCIM or its clients.

This policy is being adopted to ensure that employees avoid any activities, interests or associations outside of GCIM that could interfere with, or give the appearance of interfering with, their ability to act in the best interests of GCIM and its clients or the employees’ ability to perform their work for GCIM and its clients objectively and effectively.

I.	Service on the Board of a Publicly Traded Company

A.	Pre-Approval. No employee may serve on the board of directors of a publicly traded company absent the prior written approval of the GCIM CCO and the Legg Mason Legal and Compliance Department. This approval will be granted only in extraordinary circumstances.

B.	Informational Barriers. If granted, the employee will be isolated, through information barriers or other procedures established by GCIM, from making decisions related to the issuer on whose board the employee sits.

II.	Service on the Board of a Private Company

No employee may serve on the board of a private company without the prior approval of the GCIM CCO and the CIO.

In evaluating whether to grant such a request, GCIM will consider, among other factors, (i) whether the company is (or could become) an appropriate investment opportunity for GCIM’s clients, and (ii) the likelihood that the company may go public in the foreseeable future.

An employee who is permitted to serve as a director of a private company may not be the sole employee responsible for making investment decisions regarding the issuer.

Further, if the company considers going public during the employee’s term as director, the employee must resign his or her directorship as soon as practicable after the employee learns that the company is considering going public, and in any case prior to the date on which the securities are priced in an initial public offering.

III.	Other Outside Business Activities

A.	Pre-Approval

Each employee must obtain the pre-approval of (i) the employee’s supervisor and (ii) the CCO prior to engaging in an Outside Business Activity as defined in this policy. Each employee must complete an “Outside Business Activities Pre-Approval Form” (attached) for each outside business activity in which the employee wishes to engage.

B.	Factors

The CCO may consider a number of factors in deciding whether to approve (or disapprove) a proposed Outside Business Activity, including, but not limited to, the extent to which the proposed activity could:

(a)	violate any law or regulation;

(b)	require oversight or monitoring by GCIM;

(c)	involve prolonged absences during business hours;

(d)	interfere with, or give the appearance of interfering with, the employee’s ability to act in the best interests of GCIM or its clients;

(e)	interfere with, or give the appearance of interfering with, the employee’s ability to perform work for GCIM and its clients objectively and effectively; or

(f)	create adverse publicity or potential liability for, or harm the reputation of, GCIM.

V.	“Outside Business Activity” Defined

An “Outside Business Activity” includes:

(a)	becoming employed by or engaged in any outside business;

(b)	becoming employed by, or receiving compensation from, any other person, entity or business organization; or

(c)	serving in a fiduciary capacity (e.g., trustee, executor or power of attorney) for someone other than a family member.

The definition of Outside Business Activities within the meaning of this policy does not include voluntary affiliations or relationships with non-business entities such as charitable, religious, civic, or fraternal organizations recognized as tax-exempt unless the employee receives some compensation for their efforts or the organization has or establishes a business relationship with GCIM.

VI.	Administration

All questions regarding this policy should be referred to the CCO.

VII.	Recordkeeping

GCIM will maintain any documents evidencing the approval of any outside business activity.

Outside Business Activities Pre-Approval Form

All employees of Global Currents Investment Management, LLC (“GCIM”) are required to provide the following information, for pre-approval by the employee’s Supervisor and the Chief Compliance Officer, pertaining to each Outside Business Activity in which the employee wishes to engage:

1.	Name and address of organization

2.	Nature of organization

3.	Your title, position or association

4.	Brief description of your duties (specify if responsibilities include handling organization’s financial affairs)

5.	Amount of time you will devote to organization

6.	Percentage of time you will devote to organization during normal business hours

7.	Amount of compensation you will receive, if any, and frequency with which it will be received

8.	Is the organization a client of GCIM or Legg Mason, Inc.?

Employee Signature	Date

Approved by Supervisor:

Signature	Date

Approved by CCO:

Signature	Date

Exhibit E

GLOBAL CURRENTS INVESTMENT MANAGEMENT, LLC

POLICIES AND PROCEDURES RE:

INSIDE INFORMATION & INSIDER TRADING

Federal and state securities laws prohibit both Global Currents Investment Management, LLC (“GCIM”) and all Covered Persons from engaging in securities transactions for themselves or for others based on “inside information.” These laws also prohibit Covered Persons from disseminating inside information to others who may use that knowledge to trade securities (so-called “tipping”). These prohibitions apply to all Covered Persons and extend to activities within and outside of their duties at the firm.

1.	What Constitutes Insider Trading

a.

“Inside information” is defined as material nonpublic information about an issuer or security. Such information typically originates from an “insider” of the issuer, such as an officer, director, or controlling shareholder.[2] However, insider-trading prohibitions also extend to trading while in possession of certain “market information.” “Market information” is material nonpublic information which affects the market for an issuer’s securities but which comes from sources outside the issuer. A typical example of market information is knowledge of an impending tender offer.

b.	In order to assess whether a particular situation runs afoul of the prohibition against insider trading, keep in mind the following:

i.	Information is deemed “material” if there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information whose disclosure will have a substantial effect on the price of a company’s securities. Among the types of information that should be deemed to be material is information relating to:

(a)	Increases or decreases in dividends;

(b)	Declarations of stock splits and stock dividends;

(c)	Financial announcements including periodic results and forecasts, especially earnings releases and estimates of earnings;

(d)	Changes in previously disclosed financial information;

(e)	Mergers, acquisitions or takeovers;

(f)	Proposed issuances of new securities;

(g)	Significant changes in operations;

(h)	Significant increases or declines in backlog orders or the award or loss of a significant contract;

[2]	Certain outsiders who work for the corporation (such as investment bankers, lawyers or accountants) also can be deemed to be “insiders” under some circumstances

(i)	Significant new products to be introduced or significant discoveries of oil and gas, minerals or the like;

(j)	Extraordinary borrowings;

(k)	Major litigation (civil or criminal);

(l)	Financial liquidity problems;

(m)	Significant changes in management;

(n)	The purchase of sale of substantial assets; and

(o)	Significant regulatory actions.

ii	“Material” information may also relate to the market for a company’s securities. Information about significant trades to be effected for GCIM’s client accounts and sub-advised mutual funds, which in some contexts may be deemed as material inside information. This knowledge can be used to take advantage of price movements in the market that may be caused by the firm’s buying or selling of specific securities for its clients.

iii.	Information is considered “nonpublic” if it has not been released through appropriate public media in such a way as to achieve a broad dissemination to the investing public generally, without favoring any special person or group. Unfortunately, the question of publicity is very fact-specific; there are no hard and fast rules.

(a)	In the past, information has been deemed to be publicly disclosed if it was given to the Dow Jones Broad Tape, Reuters Financial Report, the Associated Press, United Press International, or one or more newspapers of general circulation in the New York City area.

(b)	On the other hand, public dissemination is not accomplished by disclosure to a select group of analysts, broker-dealers and market makers; or via a telephone call-in service for investors. Note that there also is authority that disclosure to Standard and Poor’s and Moody’s alone may not suffice.

iv.	The selective disclosure of material nonpublic information by corporate insiders may lead to violations by an outsider (GCIM, for example) of §10 (b) of the Securities Exchange Act of 1934 and Rule 10 (b) 5) under the following conditions:

(a)	the insider intentionally breached a duty of confidentiality owed to the issuer’s shareholders;

(b)	the insider received some personal benefit from this breach, either by way of pecuniary gain or a reputational benefit that could translate into future earnings;

(c)	the outsider knew or should have known that the insider breached a duty by disclosing the information; and

(d)	the outsider acts with scienter — i.e., a mental state showing intent to deceive, manipulate or defraud.

v.	An outsider might also run afoul of the prohibition against insider trading under a “misappropriation” theory. This theory applies to those who trade on information they have taken in breach of some fiduciary duty, even though that may not be a duty to the issuer’s shareholders. An example of this would be a newspaper reporter who misappropriates information he has received in the course of his job writing articles for his employer, and then trades before that information becomes public. Another example would be an employee of an investment adviser who trades while in possession of material, nonpublic information he learns in the course of his advisory duties.

2.	Penalties for Insider Trading.

a.	Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

i.	Civil injunctions;

ii.	Disgorgement of profits;

iii.	Jail sentences;

iv.	Fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited and;

v.	Fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

b.	In addition to penalties provided by law, any violation of GCIM’s policies and procedures on insider trading can be expected to result in serious sanctions by the Company, including, without limitation, dismissal of the individuals involved.

3.	Guidelines for GCIM Employees

In order to prevent even inadvertent violations of the ban on insider trading, all Covered Persons must adhere to the following guidelines:

a.	All information about GCIM’s clients, including but not limited to the value of accounts; securities bought, sold or held; current or proposed business plans; acquisition targets; confidential financial reports or projections; borrowings, etc. must be held in strictest confidence.

b.	When obtaining material information about an issuer from insiders of the particular company, determine whether the information you learn has already been disseminated through “public” channels.

c.	In discussions with securities analysts, it also may be appropriate to determine whether the information the analyst provides has been publicly disseminated.

d.	If any employee determines that he or she has learned material, nonpublic inside or market information, notify GCIM’s CCO immediately and refrain from disclosing this information to anyone else, unless specifically advised to the contrary. In this case, neither GCIM nor its employees may effect transactions in the securities of the subject issuer, either for themselves or for any client, until such information has been publicly disseminated.

e.	The following measures will be taken if necessary:

i.	Place the company on a “Watch List” and restrict the flow of non-public information to allow GCIM’s investment personnel and traders, who do not come into possession of the information, to continue their ordinary investment activities. (This list is highly confidential and may not be disseminated to anyone outside of GCIM’s Compliance Department.)

ii.	Place the company on a “Restricted List” in order to prohibit trading in any security of the company, except non-solicited trades after specific approval by GCIM’s CCO. (This list is highly confidential and may only be disseminated to certain individuals that GCIM deems appropriate.)

Exhibit F

Covered Person Last Name	First Name	Mid Initial

Department	Phone Ext.

ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS,

PERSONAL HOLDINGS REPORT AND ANNUAL CERTIFICATION

Please specify:	☐ Initial Report (New Covered Person)	or	☐ Annual Renewal (You were (previously a Covered Person)

1.	Acknowledgment

I acknowledge that I have received the GCIM Code of Ethics, effective                     , and I represent that:

a.	I have read the Code of Ethics and I understand that it applies to me and to all Securities in which I have or acquire any Beneficial Interest. I have read the definition of “Beneficial Interest” and understand that I may be deemed to have a Beneficial Interest in Securities owned by members of my Immediate Family and that Securities Transactions effected by members of my Immediate Family may therefore be subject to the Code.

b.	I agree that in case of a violation, I may be subject to various possible sanctions as determined by the GCIM Management Committee. Possible sanctions include verbal and written warnings, fines, trading suspensions, reversal of trades by which I agree to disgorge and forfeit any profits or absorb any loss on prohibited transactions, termination of employment, civil referral to the Securities and Exchange Commission, and criminal referral in accordance with the requirements of the Code.

c.	I will comply with the Code of Ethics in all other respects.

2.	Personal Holdings Report

The following is a list of all Securities Accounts and Reportable Securities in which I have a Beneficial Interest, and such information is current as of a date no more than 45 days prior to the date hereof.

a.	Approved Securities Accounts and Retirement Accounts.

(i)	Provide the information requested below for each securities account or retirement account, in which you have Beneficial Interest, with an approved financial intermediary or retirement plan sponsor. Indicate “N/A” or “None” if appropriate.

(ii)	You also agree that you have made arrangement for the GCIM CCO to receive, directly from the applicable financial intermediary, duplicate copies of each confirmation and periodic statement issued by such financial intermediary in respect of such Securities or Retirement Account.

NAME OF BROKER DEALER or RETIREMENT PLAN	ACCOUNT TITLE acct holder’s name and (acct type)	RELATIONSHIP if acct holder is not the Covered Person	ACCOUNT NUMBER

b.	Mutual Fund Only Accounts, Managed Accounts and Dividend Reinvestment Plans.

(i)	Provide the information requested below for each Mutual Fund Only Account, Managed Account or Dividend Reinvestment Plan in which you have a Beneficial Interest. Indicate “N/A” or “None” if appropriate.

(ii)	If you have not delivered a completed “Certificate for Managed Accounts” or “Certificate for Mutual Fund Only Accounts,” as the case may be, for each such account identified below, please attach a completed certificate and contact Compliance immediately.

(iii)	If you have delivered a completed Certificate, please note that by submitting this Annual Certification you are reaffirming that the representations given by you in such Certificate remain true and complete in all material respects.

NAME OF BROKER DEALER, BANK,, OR MUTUAL FUND or INVESTMENT ADVISER	ACCOUNT TITLE acct holder’s name and (acct type)	RELATIONSHIP if acct holder is not the Covered Person	ACCOUNT NUMBER	APPROVED by Compliance? (Y/N)

c.	Other Securities

(i)	If you have Beneficial Interests in any Securities that are not listed above (e.g., physical stock certificates or private equity investments), list them below. Indicate “N/A” or “None” if appropriate.

NAME OF SECURITY OWNER	RELATIONSHIP if security owner is not the Covered Person	NAME OF SECURITY	NUMBER OF SHARES / PRINCIPAL AMOUNT

3.	Gifts and Business Entertainment (annual renewals only)

The following is a list of all “gifts” that I received from vendors since the date of my last certification under the GCIM Code of Ethics:

Date	Name of Vendor	Nature of Gift	Fair Market Value

TOTAL:

4.	Outside Business Opportunities

The following is all outside business activities that I am engaged in (including any publicly held companies on which I serve as a member of the board of directors. Indicate “N/A” or “None” if appropriate.

NAME OF COMPANY	NATURE OF MY INVOLVEMENT

5.	Political Contributions (annual renewals only)

The following is a list of all political contributions that I have made since the date of my last certification under the GCIM Code of Ethics:

Date	Recipient	Amount

6.	Certification

a.	[Annual Renewals Only] I hereby certify that since the date of the last Acknowledgment, Personal Holdings Report and Annual Certification executed by me in accordance with the requirements of the Code, I have fully complied with all applicable requirements of the Code. In particular, in connection with each Securities Transaction that I have engaged in since such date, I hereby certify that:

i.	I did not engage in any personal securities transactions that would have violated the standards of business conduct set forth in the Code. In particular, I have complied in all material respects with the GCIM Policies and Procedures on Personal Securities Transactions.

ii.	I did not reveal any information relating to the investment intentions, activities or portfolios of GCIM’s clients, except to persons whose responsibilities required knowledge of the information. In particular, I have complied in all material respects with the requirements of the GCIM Information Barriers Policy.

iii.	I did not give or accept any gifts and business entertainment that might have (i) presented a conflict of interest or the appearance of a conflict of interest with GCIM’s clients, or (ii) otherwise have interfered with my ability to make decisions in the best interests of the firm’s clients. In particular, I have complied in all material respects with the GCIM Policies and Procedures on Gifts and Entertainment.

iv.	I have not engaged in any outside business activities or served on the board of directors of a publicly-held company without the prior written authorization by the GCIM CCO.

v.	I have not traded in any Security (or Equivalent Instrument) at a time when I was in possession of material nonpublic information regarding the Security or the issuer of the Security. In particular, I have complied in all material respects with the provisions of the GCIM Policies and Procedures on Insider Trading and Chinese Wall Procedures.

vi.	I have not made any political contributions for the purpose of obtaining or retaining GCIM or its affiliates as investment advisers. In particular, I have not made any political contributions to any person who may influence the selection or retention of an investment adviser by a government entity.

vii.	I have not caused or attempted to cause any client to purchase, sell or hold any Security in a manner calculated to create any personal benefit to me. I have disclosed any situation where I was in a position to benefit materially from an investment decision on behalf of a GCIM client to the GCIM CCO and the person with authority to make the investment decision on behalf of the client.

b.	I further certify that the information on this form is accurate and complete in all material respects.

Covered Person’s Name

Covered Person’s Signature	Date